FOR IMMEDIATE RELEASE

Theraclone Sciences Presents Positive Data from Phase 1 Trial of Therapeutic Antibody for the Treatment of Human Cytomegalovirus Infection at ICAAC 2013

Seattle, WA – September 11, 2013 – Theraclone Sciences, Inc., a therapeutic antibody discovery and development company, today announced that it presented the full, positive data from its Phase 1 trial of TCN-202 for the treatment of human cytomegalovirus (CMV) infections at the 53rd Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC), September 10-13, 2013, in Denver, Colorado. TCN-202 is a recombinant fully human monoclonal antibody discovered using the Company’s proprietary I-STAR™ platform. TCN-202 was well tolerated throughout the study, with no dose-limiting toxicities or serious adverse events observed, and demonstrated a favorable immunogenicity profile.

“CMV infection remains a significant unmet medical need, particularly in individuals with compromised immune systems, and has proven to be a challenge to treat as the virus can easily mutate and become resistant to currently marketed therapies,” said Eleanor Ramos, M.D., Chief Medical Officer, Theraclone. “Based on the strong safety and pharmacokinetic profile and lack of immunogenicity observed with TCN-202 in this Phase 1 trial, we have recently initiated a Phase 2 study for the prevention of CMV infection in solid organ transplant recipients, who are particularly susceptible to CMV infection and resulting complications.”

The double-blind, placebo-controlled Phase 1 study evaluated the safety, pharmacokinetics and immunogenicity of single and multiple ascending intravenous doses of TCN-202 in healthy subjects. Five single dose levels (1, 3, 10, 30 and 50 mg/kg) and one multiple dose level (15 mg/kg x 2 doses) were tested. The study enrolled 48 healthy adult volunteers in six dose cohorts (8 subjects/cohort; 6 active/2 placebo) and subjects were followed for up to 60 days post drug infusion. TCN-202 was well-tolerated. One or more treatment-emergent adverse events were experienced by 46% of subjects (44% TCN-202 and 50% placebo) and were mild to moderate in severity. There was no apparent relationship between adverse events and TCN-202 dose levels. Importantly, no immunogenicity was observed; specific antibodies to TCN-202 were not detected in any subjects. Theraclone believes that these results support the continued development of TCN-202.

About TCN-202

TCN-202 is a recombinant fully human monoclonal antibody for the treatment and prevention of CMV infections. In immune compromised individuals, such as solid organ or stem cell transplant recipients, or those with leukemia or HIV infection, CMV infection can cause serious life-threatening disease and may significantly increase the risk of graft rejection. Additionally, each year approximately 30,000 children born in the United States have congenital CMV infection and of these, approximately 150 die and over 5,000 have permanent hearing loss, intellectual disability, psychomotor delay, speech and language disabilities, behavioral disorders or visual impairment.

About Theraclone

Theraclone is a biopharmaceutical company focused on the discovery and development of novel, monoclonal antibody therapeutics for diseases that are devastating for patients and their families and which are a significant threat to human health.Theraclone leverages its proprietary antibody discovery technology, I-STAR™ (In-Situ Therapeutic Antibody Rescue), to identify rare human antibodies that may be developed into antibody product candidates that are potentially safer and more effective than current therapies.Theraclone has a portfolio of innovative antibodies in clinical and preclinical development targeting serious medical conditions with a significant unmet medical need and a primary focus on infectious disease and cancer, which include:

•	TCN-032-a recombinant fully human monoclonal antibody for the treatment of patients hospitalized with serious influenza

•	TCN-202- a recombinant fully human monoclonal antibody for the treatment and prevention of cytomegalovirus, or CMV infections

For more information about Theraclone, please visit www.theraclone-sciences.com. On August 1, 2013, Theraclone and PharmAthene (NYSE MKT: PIP) announced a definitive merger agreement.

About PharmAthene

PharmAthene is a leading biodefense company engaged in the development and commercialization of next generation medical countermeasures against biological and chemical threats. PharmAthene's current biodefense portfolio includes the following product candidates:

•	SparVax® - a next generation recombinant protective antigen (rPA) anthrax vaccine

•	rBChE bioscavenger - a medical countermeasure for nerve agent poisoning by organophosphorous compounds, including nerve gases and pesticides

•	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

In addition, in May 2013, the Delaware Supreme Court issued its ruling on the appeal in our litigation with SIGA Technologies, affirming the Court of Chancery’s finding that SIGA was liable for breach of contract, reversing its finding of promissory estoppel, and remanding the case back to the Court of Chancery to reconsider the appropriate remedy and award of attorney's fees and expert witness costs in light of the Supreme Court’s opinion. For more information about PharmAthene, please visit www.PharmAthene.com.

Important Additional Information about the Proposed Merger

This communication is being made in respect of the proposed merger involving Theraclone and PharmAthene. On August 1, 2013, PharmAthene filed with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K, which includes the merger agreement and related documents. On September 9, 2013, PharmAthene filed a registration statement on Form S-4 with the SEC, which contains a preliminary proxy statement/prospectus/consent solicitation and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. Once the registration statement has been declared effective, the final proxy statement/prospectus/consent solicitation will be sent to the stockholders of PharmAthene and Theraclone in connection with the stockholder votes on matters relating to the proposed transaction. The proxy statement/prospectus/consent solicitation contains information about PharmAthene, Theraclone, the proposed transaction, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement/prospectus/consent solicitation and proxy card by mail, stockholders will also be able to obtain the proxy statement/prospectus/consent solicitation, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Stacey Jurchison at PharmAthene at (410) 269-2610.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed merger. Theraclone may also be deemed a participant in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in Amendment No. 1 to PharmAthene’s proxy statement on Schedule 14A, filed with the SEC on May 9, 2013. Information regarding any interest that PharmAthene, Theraclone or any of the executive officers or directors of PharmAthene or Theraclone may have in the transaction will be set forth in the proxy statement/prospectus/consent solicitation that PharmAthene will file in connection with the stockholder votes on matters relating to the proposed transaction. Stockholders will be able to obtain this information by reading the proxy statement/prospectus/consent solicitation when it becomes available.

Forward-Looking Statements

Except for the historical information presented herein and in the exhibit thereto, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will,” “hopeful,” “designed,” “expect,” “objective” or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to Theraclone’s clinical development activities and the expected benefits of TCN-202 and TCN-032, the expected completion and outcome of the merger and the transactions contemplated by the merger agreement and related agreements. PharmAthene and Theraclone disclaim any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary stockholder approval for the proposed merger and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of PharmAthene and Theraclone may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the combined company’s need for and ability to obtain additional financing; risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the combined company’s product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the combined company's development programs; the award of government contracts to competitors; unforeseen safety issues; unexpected determinations that these product candidates prove not to be effective or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene’s annual report on Form 10-K and quarterly reports on Form 10-Q under the caption “Risk Factors” and in its other reports filed with the SEC. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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Theraclone Media Contact:

MacDougall Biomedical Communications

Doug MacDougall or Michelle Avery

781-235-3060